UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2025

ATOMERA INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37850	30-0509586
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 University Avenue, Suite 280

Los Gatos, California 95032

(Address of principal executive offices)

(408) 442-5248

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $0.001	ATOM	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Atomera Incorporated (“Company”) wishes to remind the public that it utilizes a corporate website (“Website”) dedicated to providing information from time to time concerning the Company, its industry and semiconductor and related technologies. In addition to hosting Company press releases, links to the Company’s SEC reports and other traditional forms of shareholder and investor disclosure and communications, the Website includes corporate blog-style updates concerning the Company, the industry it serves and its technologies. The Website is located at www.atomera.com and allows parties to subscribe for email alerts when new information is published on the site.

In addition, the Company intends to provide information from time to time concerning the Company, its industry and semiconductor and related technologies through its LinkedIn account at https://www.linkedin.com/company/atomera/.

The Company is filing this Form 8-K for purposes of reminding its shareholders and other interested parties that the Company posts material information on the Website, and intends to do the same at its LinkedIn account, from time to time and that the Company utilizes the Website, and intends to use its LinkedIn account, as channels of distribution of material information concerning the Company to its shareholders and other interested parties in accordance with the SEC’s Regulation FD.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATOMERA INCORPORATED

Dated: October 21, 2025	/s/ Scott A. Bibaud
Scott A. Bibaud, President and Chief Executive Officer

3